Exhibit 4(a)

Counterpart __ of 40

ENTERGY NEW ORLEANS, LLC
(as successor to Entergy New Orleans, Inc.)

to

THE BANK OF NEW YORK MELLON

(formerly The Bank of New York, successor to Harris Trust
Company of New York and Bank of Montreal Trust Company)
As Trustee under the Mortgage and Deed of Trust,
dated as of May 1, 1987 of Entergy New Orleans, LLC
TWENTY-THIRD SUPPLEMENTAL INDENTURE
Providing among other things for
First Mortgage Bonds,
3.00% Series due March 15, 2025
(Twenty-fifth Series)
And
First Mortgage Bonds,
3.75% Series due March 15, 2040
(Twenty-sixth Series)
Dated as of March 1, 2020

TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2020, between ENTERGY NEW ORLEANS, LLC, a limited liability company of the State of Texas (formerly Entergy New Orleans Power, LLC and hereinafter sometimes called the “Company”), as successor to Entergy New Orleans, Inc., a corporation of the State of Louisiana converted to a corporation of the State of Texas on November 16, 2017 (hereinafter sometimes called the “Original Company”), whose post office address is 1600 Perdido Street, Building 505, New Orleans, Louisiana 70112, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to Harris Trust Company of New York and Bank of Montreal Trust Company), a New York banking corporation, whose principal corporate trust office is located at 240 Greenwich Street, New York, New York 10286, as trustee under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Original Company (herein called the “Original Indenture”; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Original Company and BANK OF MONTREAL TRUST COMPANY (The Bank of New York Mellon, successor) and Z. GEORGE KLODNICKI (Stephen J. Giurlando, successor), as trustees (herein called the “First Supplemental Indenture”); and
WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Original Company executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental Indenture, dated as of March 1, 1993, its Fourth Supplemental Indenture, dated as of September 1, 1993, its Fifth Supplemental Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, its Seventh Supplemental Indenture, dated as of July 1, 1998 (the “Seventh Supplemental Indenture”), its Eighth Supplemental Indenture, dated as of July 1, 2000 (the “Eighth Supplemental Indenture”), its Ninth Supplemental Indenture, dated as of February 1, 2001, its Tenth Supplemental Indenture, dated as of October 1, 2002, its Eleventh Supplemental Indenture, dated as of July 1, 2003, its Twelfth Supplemental Indenture dated as of August 1, 2004, its Thirteenth Supplemental Indenture dated as of August 15, 2004, its Fourteenth Supplemental Indenture dated as of June 1, 2005, its Fifteenth Supplemental Indenture, dated as of November 1, 2010, its Sixteenth Supplemental Indenture, dated as of November 1, 2012 (the “Sixteenth Supplemental Indenture”), and its Seventeenth Supplemental Indenture, dated as of June 1, 2013, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Original Company executed and delivered to the Trustee its Eighteenth Supplemental Indenture, dated as of March 3, 2016 in connection with the acquisition by the Original Company of certain real property and interests in real property situated in Arkansas, which Supplemental Indenture has been recorded in Union County, Arkansas and certain Parishes in Louisiana; and
WHEREAS, the Original Company executed and delivered to the Trustee its Nineteenth Supplemental Indenture, dated as of March 15, 2016, and its Twentieth Supplemental Indenture, dated as of May 1, 2016 (the “Twentieth Supplemental Indenture”), each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana and in Union County, Arkansas; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York, and, by virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor

Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and
WHEREAS, effective July 15, 2000, Harris Trust Company of New York and Mark F. McLaughlin resigned as Trustee and Co-Trustee, respectively, under the Indenture, and by the Eighth Supplemental Indenture, the Original Company appointed The Bank of New York and Stephen J. Giurlando as successor Trustee and successor Co-Trustee, respectively, effective July 15, 2000, and The Bank of New York and Stephen J. Giurlando accepted said respective appointments; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective November 1, 2010, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, effective as of November 16, 2017, the Original Company changed its state of incorporation from Louisiana to Texas and converted to a Texas corporation; and
WHEREAS, effective as of 11:58 p.m. Central Time, November 30, 2017, the Original Company allocated to the Company, among other things, all of its rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder and, subject to the Lien of the Indenture, all of the Mortgaged and Pledged Property as an entirety (the “2017 Transfer”) pursuant to a Plan of Merger between the Original Company and the Company (the “2017 Transfer Documents”), in connection with which, among other things, the Company succeeded to the ownership of all of the Original Company’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2017 Transfer became effective and succeeded to all of the Original Company’s rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder; and
WHEREAS, the Company executed and delivered to the Trustee the Twenty-first Supplemental Indenture, dated as of November 30, 2017 (“Twenty-first Supplemental Indenture”) in which the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company, which Twenty-first Supplemental Indenture has been duly recorded in various Parishes in the State of Louisiana, in Union County, Arkansas and with the Secretary of State of the State of Texas; and
WHEREAS, effective as of December 1, 2017, the name of the Company was changed from Entergy New Orleans Power, LLC to Entergy New Orleans, LLC; and
WHEREAS, the Company executed and delivered to the Trustee its Twenty-second Supplemental Indenture, dated as of September 15, 2018 (the “Twenty-second Supplemental Indenture”), as a supplement to the Original Indenture, which Twenty-second Supplemental Indenture has been duly recorded in various Parishes in the State of Louisiana, in Union County, Arkansas, and with the Secretary of State of the State of Texas, and, this Twenty-third Supplemental Indenture will be recorded in the same Parishes and County and with the same Secretary of State; and
WHEREAS, the Original Company or the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
10.95% Series due May 1, 1997	$75,000,000	None
13.20% Series due February 1, 1991	1,400,000	None
13.60% Series due February 1, 1993	29,400,000	None
13.90% Series due February 1, 1995	9,200,000	None
7% Series due March 1, 2003	25,000,000	None
8% Series due March 1, 2023	45,000,000	None
7.55% Series due September 1, 2023	30,000,000	None
8.67% Series due April 1, 2005	30,000,000	None
8% Series due March 1, 2006	40,000,000	None
7% Series due July 15, 2008	30,000,000	None
8.125% Series due July 15, 2005	30,000,000	None
6.65% Series due March 1, 2004	30,000,000	None
6.75% Series due October 15, 2017	25,000,000	None
3.875% Series due August 1, 2008	30,000,000	None
5.25% Series due August 1, 2013	70,000,000	None
5.65% Series due September 1, 2029	40,000,000	None
5.60% Series due September 1, 2024	35,000,000	None
4.98% Series due July 1, 2010	30,000,000	None
5.10% Series due December 1, 2020	25,000,000	25,000,000
5.0% Series due December 1, 2052	30,000,000	30,000,000
3.90% Series due July 1, 2023	100,000,000	100,000,000
5.50% Series due April 1, 2066	110,000,000	110,000,000
4% Series due June 1, 2026 4.51% Series due September 30, 2033	85,000,000 60,000,000	85,000,000 60,000,000
; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, the Company desires to create two new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and
WHEREAS, all things necessary to make this Twenty-third Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;
NOW, THEREFORE, THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That ENTERGY NEW ORLEANS, LLC, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms and grants a security interest (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto THE BANK OF NEW YORK MELLON, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Original Company pursuant to the 2017 Transfer Documents (including, but not limited to, (1) all rights, legal and equitable, of the Original Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Original Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City’s or such other entity’s intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the “Municipalization Interest”); and (2) all properties of the Original Company specifically described in Article VII hereof) and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture, and (d) all other property, real, personal and mixed, acquired by the Company after the effective time of the 2017 Transfer (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way and including real property and interests situated in Louisiana, Arkansas and elsewhere) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.
PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Twenty-third Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; and (8) any property heretofore released pursuant to any provisions of the Indenture; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto (to the extent of its legal capacity to hold the same for the purposes hereof) THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Twenty-third Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Indenture, as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.01    Terms From the Original Indenture and First through Twenty-second Supplemental Indentures. Except as set forth in Section 1.02 below, all defined terms used in this Twenty-third Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the Twenty-second Supplemental Indentures, as the case may be.

Section 1.02    Certain Defined Terms. As used in this Twenty-third Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Bonds of the Twenty-fifth Series” shall have the meaning specified in Section 2.01.
The term “Bonds of the Twenty-sixth Series” shall have the meaning specified in Section 3.01.

The term “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

Section 1.03    References are to Twenty-third Supplemental Indenture. Unless the context otherwise requires, all references herein to “Articles”, “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Twenty-third Supplemental Indenture, and the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Twenty-third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

Section 1.04    Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

ARTICLE II
THE TWENTY-FIFTH SERIES
Section 2.01    Bonds of the Twenty-fifth Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated 3.00% Series due March 15, 2025 (herein sometimes referred to as the “Bonds of the Twenty-fifth Series”), each of which shall also bear the descriptive title “First Mortgage Bond.” The form of Bonds of the Twenty-fifth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Twenty-fifth Series (which shall be issued in the aggregate principal amount of $78,000,000) shall mature on March 15, 2025 and shall be issued only as fully registered bonds in denominations of One Hundred Thousand Dollars ($100,000) and in any integral multiple of One Thousand Dollars ($1,000) in excess thereof. Bonds of the Twenty-fifth Series shall bear interest at the rate of three percent (3.00%) per annum (except as hereinafter provided), payable semi-annually on March 15 and September 15 of each year, and at maturity or earlier redemption, the first interest payment to be made on September 15, 2020 for the period from the date of original issuance of the Bonds of the Twenty-fifth Series to, but not including, September 15, 2020; unless otherwise agreed between the Company and the registered owner of any Bonds of the Twenty-fifth Series registered in the name of such registered owner, the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Unless otherwise agreed between the Company and the registered owner of any Bonds of the Twenty-fifth Series registered in the name of such registered owner, interest on Bonds of the Twenty-fifth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of Bonds of the Twenty-fifth Series shall bear interest (before and after judgment) at the rate of four percent (4.00%) per annum. Interest on the Bonds of the Twenty-fifth Series shall be computed on the basis of a 360-day year consisting of 12 thirty-day months. Interest on Bonds of the Twenty-fifth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any Bond of the Twenty-fifth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

All references in the Indenture to the principal amount of bonds shall, when used with respect to the Bonds of the Twenty-fifth Series, mean the unpaid principal amount thereof, except that, (a) for the purposes of transfers of fully registered bonds under Section 2.06 of the Original Indenture, the term “like principal amount” shall, when used with respect to the Bonds of the Twenty-fifth Series, mean “like aggregate unpaid principal amount”, and (b) for the purposes of exchanges of temporary bonds under Section 2.08 of the Original Indenture, the term “like aggregate principal amount” shall, when used with respect to the Bonds of the Twenty-fifth Series, mean “like aggregate unpaid principal amount.”
The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Twenty-fifth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 2.02    Redemption of Bonds of the Twenty-fifth Series.     (a) The Bonds of the Twenty-fifth Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, at any time prior to December 15, 2024 (three months prior to the maturity date of the Bonds of the Twenty-fifth Series) (the “Twenty-fifth Series Par Call Date”), at a redemption price equal to 100% of the principal amount so redeemed, and the Make-Whole Amount determined for the redemption date with respect to such principal amount. Each such notice shall specify such redemption date (which shall be a Business Day), the aggregate principal amount of the Bonds of the Twenty-fifth Series to be redeemed on such redemption date, the principal amount of each Bond of the Twenty-fifth Series held by such holder to be redeemed, and the interest to be paid on such redemption date with respect to such principal amount being redeemed, and shall set forth a calculation showing in reasonable detail the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the redemption date). Not later than 12:00 noon (New York City time) on the Business Day prior to such redemption, the Company shall deliver to each holder of Bonds of the Twenty-fifth Series a written calculation of such Make-Whole Amount as of the specified redemption date. The Trustee shall have no obligation to determine the Make-Whole Amount or to verify the Company’s determination thereof.

As used herein, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Make-Whole Amount” means, with respect to any Bond of the Twenty-fifth Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond of the Twenty-fifth Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.
“Called Principal” means, with respect to any Bond of the Twenty-fifth Series, the principal of such Bond of the Twenty-fifth Series that is to be redeemed pursuant to subsection (a) of this Section 2.02.
“Discounted Value” means, with respect to the Called Principal of any Bond of the Twenty-fifth Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates (assuming that the maturity date of the Bonds of the Twenty-fifth Series is the Twenty-fifth Series Par Call Date) to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond of the Twenty-fifth Series, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00

a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond of the Twenty-fifth Series.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Bond of the Twenty-fifth Series, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond of the Twenty-fifth Series.
“Remaining Average Life” means, with respect to any Called Principal of any Bond of the Twenty-fifth Series, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment (assuming that the maturity date of the Bonds of the Twenty-fifth Series is the Twenty-fifth Series Par Call Date).
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond of the Twenty-fifth Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date (assuming that the maturity date of the Bonds of the Twenty-fifth Series is the Twenty-fifth Series Par Call Date), provided that if such Settlement Date is not a date on which interest payments are due to be made under the Bonds of the Twenty-fifth Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to subsection (a) of this Section 2.02.
“Settlement Date” means, with respect to the Called Principal of any Bond of the Twenty-fifth Series, the date on which such Called Principal is to be redeemed pursuant to subsection (a) of this Section 2.02.
(b) The Bonds of the Twenty-fifth Series shall also be redeemable at the option of the Company, in whole or in part, on not less than thirty (30) days’ nor more than sixty (60) days’ notice prior to the date fixed for redemption, at any time on or after the Twenty-fifth Series Par Call Date, at a redemption price equal to the principal amount of the Bonds of the Twenty-fifth Series being redeemed plus accrued and unpaid interest thereon to, but not including, such redemption date.
(c) Bonds of the Twenty-fifth Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended. Any redemption under said Section 3.04, as amended, shall be at a redemption price equal to 100% of the principal amount of the Bonds of the Twenty-fifth Series being redeemed plus accrued and unpaid interest thereon to the redemption date.
(d) Bonds of the Twenty-fifth Series shall also be redeemable as follows:
Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the Twenty-fifth Series, at his or her last address appearing upon the registry books, such notice (hereinafter referred to in this Section 2.02(c) as the “Trustee’s Special Notice”), to state that it is given pursuant to this Section 2.02(c) of this Twenty-third Supplemental Indenture and that the holder of any Bond or Bonds of the Twenty-fifth Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the Twenty-fifth Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 2.02(c) set forth.
Upon the mailing of the Trustee’s Special Notice, the holder of any Bonds of the Twenty-fifth Series then Outstanding may, within forty-five (45) days from the date of the Trustee’s Special Notice, give the Trustee written notice of such holder’s intent to have his or her Bond or Bonds of the Twenty-fifth Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee’s Special Notice, upon delivery and surrender of such Bond or Bonds of the Twenty-fifth Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee’s Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his or her Bond or Bonds of the Twenty-fifth Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee’s Special Notice, redeem any such Bond or Bonds of the Twenty-fifth Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.
(e) In the case of each partial redemption of the Bonds of the Twenty-fifth Series pursuant to subsection (a) or (b) of this section, the principal amount of the Bonds of the Twenty-fifth Series to be redeemed shall be allocated by the Company among all of the Bonds of the Twenty-fifth Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.
(f) In the case of each notice of redemption of Bonds of the Twenty-fifth Series pursuant to subsection (a) or (b) of this section, if cash sufficient to pay the principal amount to be redeemed on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected Bonds of the Twenty-fifth Series, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Trustee on or before the Settlement Date, then such notice of redemption shall be of no effect. If such cash is so paid or deposited, such principal amount of the Bonds of the Twenty-fifth Series shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue. In case the Company pays any registered owner pursuant to an agreement with that registered owner, whether in the case of redemption or at maturity or otherwise, the Company shall notify the Trustee as promptly as practicable of such agreement and payment, and shall furnish the Trustee with a copy of such agreement and evidence of such payment, which may include a confirmation of wire transfer or other credit to an account designated by the registered owner, cancelled check or a receipt signed by the registered owner; in case the Company deposits any cash with the Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, evidence of payment, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement. Any Bond of the Twenty-fifth Series redeemed in full shall be surrendered to the Company or the Trustee for cancellation on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Trustee, before payment of such cash by the Trustee; any Bond of the Twenty-fifth Series redeemed in part shall be surrendered to the Company or the Trustee on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Trustee before payment of such cash by the Trustee, for a substitute bond in the principal amount remaining unpaid.
Section 2.03    Transfer and Exchange. (a) At the option of the registered owner, any Bonds of the Twenty-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of Bonds of the Twenty-fifth Series of other authorized denominations.
Bonds of the Twenty-fifth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his or her duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
Upon any such exchange or transfer of Bonds of the Twenty-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Twenty-fifth Series.
Section 2.04    Dating of Bonds and Interest Payments. (a) Each Bond of the Twenty-fifth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the Twenty-fifth Series dated prior to September 15, 2020 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Twenty-fifth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Twenty-fifth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Twenty-fifth Series.
(b) Notwithstanding the foregoing, Bonds of the Twenty-fifth Series shall be dated so that the person in whose name any Bond of the Twenty-fifth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Twenty-fifth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the Twenty-fifth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Twenty-fifth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days immediately preceding any interest payment date of said series.
Section 2.05    Release of Company upon Conveyance or Other Transfer.
In case the Company, as permitted by Section 15.01 of the Original Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Original Indenture may also provide for the release and discharge of the Company from all obligations under any Bonds of the Twenty-fifth Series issued under the Indenture which are assumed by such successor.
ARTICLE III
THE TWENTY-SIXTH SERIES
Section 3.01    Bonds of the Twenty-sixth Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated 3.75% Series due March 15, 2040 (herein sometimes referred to as the “Bonds of the Twenty-sixth Series”), each of which shall also bear the descriptive title “First Mortgage Bond.” The form of Bonds of the Twenty-sixth Series shall be substantially in the form of Exhibit B hereto. Bonds of the Twenty-sixth Series (which shall be issued in the aggregate principal amount of $62,000,000) shall mature on March 15, 2040 and shall be issued only as fully registered bonds in denominations of One Hundred Thousand Dollars ($100,000) and in any integral multiple of One Thousand Dollars ($1,000) in excess thereof. Bonds of the Twenty-sixth Series shall bear interest at the rate of three and seventy-five one-hundredths percent (3.75%) per annum (except as hereinafter provided), payable semi-annually on March 15 and September 15 of each year, and at maturity or earlier redemption, the first interest payment to be made on September 15, 2020 for the period from the date of original issuance of the Bonds of the Twenty-sixth Series to, but not including, September 15, 2020; unless otherwise agreed between the Company and the registered owner of any Bonds of the Twenty-sixth Series registered in the name of such registered owner, the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Unless otherwise agreed between the Company and the registered owner of any Bonds of the Twenty-sixth Series registered in the name of such registered owner, interest on Bonds of the Twenty-sixth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of Bonds of the Twenty-sixth Series shall bear interest (before and after judgment) at the rate of four and seventy-five one-hundredths percent (4.75%) per annum. Interest on the Bonds of the Twenty-sixth Series shall be computed on the basis of a 360-day year consisting of 12 thirty-day months. Interest on Bonds of the Twenty-sixth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any Bond of the Twenty-sixth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

All references in the Indenture to the principal amount of bonds shall, when used with respect to the Bonds of the Twenty-sixth Series, mean the unpaid principal amount thereof, except that, (a) for the purposes of transfers of fully registered bonds under Section 2.06 of the Original Indenture, the term “like principal amount” shall, when used with respect to the Bonds of the Twenty-sixth Series, mean “like aggregate unpaid principal amount”, and (b) for the purposes of exchanges of temporary bonds under Section 2.08 of the Original Indenture, the term “like aggregate principal amount” shall, when used with respect to the Bonds of the Twenty-sixth Series, mean “like aggregate unpaid principal amount.”
The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Twenty-sixth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 3.02    Redemption of Bonds of the Twenty-sixth Series.     (a) The Bonds of the Twenty-sixth Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, at any time prior to September 15, 2039 (six months prior to the maturity date of the Bonds of the Twenty-sixth Series) (the “Twenty-sixth Series Par Call Date”), at a redemption price equal to 100% of the principal amount so redeemed, and the Make-Whole Amount determined for the redemption date with respect to such principal amount. Each such notice shall specify such redemption date (which shall be a Business Day), the aggregate principal amount of the Bonds of the Twenty-sixth Series to be redeemed on such redemption date, the principal amount of each Bond of the Twenty-sixth Series held by such holder to be redeemed, and the interest to be paid on such redemption date with respect to such principal amount being redeemed, and shall set forth a calculation showing in reasonable detail the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the redemption date). Not later than 12:00 noon (New York City time) on the Business Day prior to such redemption, the Company shall deliver to each holder of Bonds of the Twenty-sixth Series a written calculation of such Make-Whole Amount as of the specified redemption date. The Trustee shall have no obligation to determine the Make-Whole Amount or to verify the Company’s determination thereof.

As used herein, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Make-Whole Amount” means, with respect to any Bond of the Twenty-sixth Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond of the Twenty-sixth Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.
“Called Principal” means, with respect to any Bond of the Twenty-sixth Series, the principal of such Bond of the Twenty-sixth Series that is to be redeemed pursuant to subsection (a) of this Section 3.02.
“Discounted Value” means, with respect to the Called Principal of any Bond of the Twenty-sixth Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates (assuming that the maturity date of the Bonds of the Twenty-sixth Series is the Twenty-sixth Series Par Call Date) to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond of the Twenty-sixth Series, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00

a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond of the Twenty-sixth Series.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Bond of the Twenty-sixth Series, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond of the Twenty-sixth Series.
“Remaining Average Life” means, with respect to any Called Principal of any Bond of the Twenty-sixth Series, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment (assuming that the maturity date of the Bonds of the Twenty-sixth Series is the Twenty-sixth Series Par Call Date).
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond of the Twenty-sixth Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date (assuming that the maturity date of the Bonds of the Twenty-sixth Series is the Twenty-sixth Series Par Call Date), provided that if such Settlement Date is not a date on which interest payments are due to be made under the Bonds of the Twenty-sixth Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to subsection (a) of this Section 3.02.
“Settlement Date” means, with respect to the Called Principal of any Bond of the Twenty-sixth Series, the date on which such Called Principal is to be redeemed pursuant to subsection (a) of this Section 3.02.
(b) The Bonds of the Twenty-sixth Series shall also be redeemable at the option of the Company, in whole or in part, on not less than thirty (30) days’ nor more than sixty (60) days’ notice prior to the date fixed for redemption, at any time on or after the Twenty-sixth Series Par Call Date, at a redemption price equal to the principal amount of the Bonds of the Twenty-sixth Series being redeemed plus accrued and unpaid interest thereon to, but not including, such redemption date.
(c) Bonds of the Twenty-sixth Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended. Any redemption under said Section 3.04, as amended, shall be at a redemption price equal to 100% of the principal amount of the Bonds of the Twenty-sixth Series being redeemed plus accrued and unpaid interest thereon to the redemption date.
(d) Bonds of the Twenty-sixth Series shall also be redeemable as follows:
Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the Twenty-sixth Series, at his or her last address appearing upon the registry books, such notice (hereinafter referred to in this Section 3.02(c) as the “Trustee’s Special Notice”), to state that it is given pursuant to this Section 3.02(c) of this Twenty-third Supplemental Indenture and that the holder of any Bond or Bonds of the Twenty-sixth Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the Twenty-sixth Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 3.02(c) set forth.
Upon the mailing of the Trustee’s Special Notice, the holder of any Bonds of the Twenty-sixth Series then Outstanding may, within forty-five (45) days from the date of the Trustee’s Special Notice, give the Trustee written notice of such holder’s intent to have his or her Bond or Bonds of the Twenty-sixth Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee’s Special Notice, upon delivery and surrender of such Bond or Bonds of the Twenty-sixth Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee’s Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his or her Bond or Bonds of the Twenty-sixth Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee’s Special Notice, redeem any such Bond or Bonds of the Twenty-sixth Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.
(e) In the case of each partial redemption of the Bonds of the Twenty-sixth Series pursuant to subsection (a) or (b) of this section, the principal amount of the Bonds of the Twenty-sixth Series to be redeemed shall be allocated by the Company among all of the Bonds of the Twenty-sixth Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.
(f) In the case of each notice of redemption of Bonds of the Twenty-sixth Series pursuant to subsection (a) or (b) of this section, if cash sufficient to pay the principal amount to be redeemed on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected Bonds of the Twenty-sixth Series, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Trustee on or before the Settlement Date, then such notice of redemption shall be of no effect. If such cash is so paid or deposited, such principal amount of the Bonds of the Twenty-sixth Series shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue. In case the Company pays any registered owner pursuant to an agreement with that registered owner, whether in the case of redemption or at maturity or otherwise, the Company shall notify the Trustee as promptly as practicable of such agreement and payment, and shall furnish the Trustee with a copy of such agreement and evidence of such payment, which may include a confirmation of wire transfer or other credit to an account designated by the registered owner, cancelled check or a receipt signed by the registered owner; in case the Company deposits any cash with the Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, evidence of payment, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement. Any Bond of the Twenty-sixth Series redeemed in full shall be surrendered to the Company or the Trustee for cancellation on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Trustee, before payment of such cash by the Trustee; any Bond of the Twenty-sixth Series redeemed in part shall be surrendered to the Company or the Trustee on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Trustee before payment of such cash by the Trustee, for a substitute bond in the principal amount remaining unpaid.
Section 3.03    Transfer and Exchange. (a) At the option of the registered owner, any Bonds of the Twenty-sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of Bonds of the Twenty-sixth Series of other authorized denominations.
Bonds of the Twenty-sixth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his or her duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
Upon any such exchange or transfer of Bonds of the Twenty-sixth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Twenty-sixth Series.
Section 3.04    Dating of Bonds and Interest Payments. (a) Each Bond of the Twenty-sixth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the Twenty-sixth Series dated prior to September 15, 2020 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Twenty-sixth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Twenty-sixth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Twenty-sixth Series.
(b) Notwithstanding the foregoing, Bonds of the Twenty-sixth Series shall be dated so that the person in whose name any Bond of the Twenty-sixth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Twenty-sixth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the Twenty-sixth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Twenty-sixth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days immediately preceding any interest payment date of said series.
Section 3.05    Release of Company upon Conveyance or Other Transfer.
In case the Company, as permitted by Section 15.01 of the Original Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Original Indenture may also provide for the release and discharge of the Company from all obligations under any Bonds of the Twenty-sixth Series issued under the Indenture which are assumed by such successor.
ARTICLE IV
OTHER PROVISIONS FOR RETIREMENT OF BONDS
Section 4.01    Exchange or Redemption upon Merger or Consolidation. The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, is hereby further amended to insert the following words immediately after the words “the Twentieth Supplemental Indenture”:
“, shall (as to the New LP&L Bonds being exchanged for the Bonds of the Twenty-fifth Series or the Bonds of the Twenty-sixth Series, as the case may be) be subject to redemption at the option of the Company on terms similar to those provided in the Twenty-third Supplemental Indenture,"
Section 4.02    Redemption Price upon Merger or Consolidation. The redemption price for any Bonds of the Twenty-fifth Series and any Bonds of the Twenty-sixth Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, shall be equal to 100% of the principal amount of the Bonds of the Twenty-fifth Series or the principal amount of the Bonds of the Twenty-sixth Series, as the case may be, to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
ARTICLE V
COVENANTS
Section 5.01    Maintenance of Paying Agency. So long as any Bonds of the Twenty-fifth Series or any Bonds of the Twenty-sixth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of or interest on any Bonds of the Twenty-fifth Series or any Bonds of the Twenty-sixth Series shall be payable, shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.
Section 5.02    Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in principal amount of Bonds of the Twenty-fifth Series or Bonds of the Twenty-sixth Series, as the case may be, then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such Bonds.
ARTICLE VI
CONSENT TO AMENDMENTS
Section 6.01    Consent to Amendments.
Each initial and future holder of Bonds of the Twenty-fifth Series and Bonds of the Twenty-sixth Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in (i) Article V, Sections 5.05 and 5.06 of the Sixteenth Supplemental Indenture, dated as of November 1, 2012 between the Original Company and the Trustee, and (ii) Article III, Sections 3.01 through 3.10 of the Twenty-first Supplemental Indenture, in each case without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.01    Acceptance of Trusts. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are solely made by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Twenty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-third Supplemental Indenture.
Section 7.02    Effect of Twenty-third Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Twenty-third Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Twenty-third Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee and secured party in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.
Section 7.03    Record Date. The holders of the Bonds of the Twenty-fifth Series and the Bonds of the Twenty-sixth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the Twenty-fifth Series and the Bonds of the Twenty-sixth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders of the Bonds of the Twenty-fifth Series and the Bonds of the Twenty-sixth Series at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders of the Bonds of the Twenty-fifth Series and the Bonds of the Twenty-sixth Series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 7.04    Titles. The titles of the several Articles and Sections of this Twenty-third Supplemental Indenture shall not be deemed to be any part hereof.
Section 7.05    Counterparts. This Twenty-third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 7.06    Governing Law. The laws of the State of New York shall govern this Twenty-third Supplemental Indenture, the Bonds of the Twenty-fifth Series and the Bonds of the Twenty-sixth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE VIII
SPECIFIC DESCRIPTION OF PROPERTY
PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Original Company, including all electric works, power houses, buildings, pipelines and structures owned by the Original Company and all land of the Original Company on which the same are situated and all of the Original Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.
PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Original Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Original Company on which the same are situated, and all of the Original Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.
PARAGRAPH THREE
All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Original Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.
PARAGRAPH FOUR
The Electric Transmission Lines of the Original Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.
PARAGRAPH FIVE
The Electric Distribution Lines and Systems of the Original Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Original Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Original Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.
PARAGRAPH SIX
The Gas Distributing Systems of the Original Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Original Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Original Company’s rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.
PARAGRAPH SEVEN
All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted to the Original Company or its predecessors by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.
Also all other franchises, privileges, permits, grants and consents owned by the Original Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, ENTERGY NEW ORLEANS, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and its company seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries for and on its behalf, all as of the day and year first above written.
ENTERGY NEW ORLEANS, LLC

By: /s/ Kevin J. Marino
Name:    Kevin J. Marino
Title:    Assistant Treasurer
Attest:

By:/s/ Dawn A. Balash
Name:    Dawn A. Balash
Title:    Assistant Secretary

Executed, sealed and delivered by
ENTERGY NEW ORLEANS, LLC
in the presence of:

By:    /s/ Leah W. Dawsey
Name:    Leah W. Dawsey

By:    /s/ Shannon K. Ryerson
Name: Shannon K. Ryerson

THE BANK OF NEW YORK MELLON
As Trustee
By:/s/ Francine Kincaid
Name:    Francine Kincaid
Title:    Vice President
Attest:
By: /s/ Ignazio Tamburello
Name:     Ignazio Tamburello
Title:    Vice President

Executed, sealed and delivered by
  THE BANK OF NEW YORK MELLON
  in the presence of:

By:    /s/ Thomas Hacker
Name:    Thomas Hacker

By:    /s/ Erin Self
Name:    Erin Self

STATE OF LOUISIANA    )
                                            ) SS.:
PARISH OF ORLEANS     )
On this 16th day of March, 2020, before me appeared KEVIN J. MARINO, to me personally known, who, being duly sworn, did say that he is an Assistant Treasurer of ENTERGY NEW ORLEANS, LLC, and that the seal affixed to said instrument is the company seal of said company and that the foregoing instrument was signed and sealed on behalf of said company by authority of its Board of Directors, and said KEVIN J. MARINO acknowledged said instrument to be the free act and deed of said company and that he signed, executed and delivered the said instrument for the consideration, uses and purposes therein mentioned and set forth.
On the 16th day of March, 2020, before me personally came KEVIN J. MARINO, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Treasurer of ENTERGY NEW ORLEANS, LLC, one of the parties described in and which executed the above instrument; that he knows the seal of said company; that the seal affixed to said instrument is such company seal; that it was so affixed by order of the Board of Directors of said company, and that he signed his name thereto by like order.
/s/ Mark Grafton Otts
Mark Grafton Otts
Notary Public
State of Louisiana
Parish of Jefferson
Notary Public Identification No. 4430
My commission expires at my death

STATE OF NEW YORK    )
) ss.:
COUNTY OF KINGS    )
On this 16th day of March, 2020, before me appeared Francine Kincaid to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Francine Kincaid acknowledged said instrument to be the free act and deed of said corporation and that she signed, executed and delivered the said instrument for the consideration, uses and purposes therein mentioned and set forth.
On the 16th day of March, 2020, before me personally came Ignazio Tamburello, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
/s/ Bret S. Derman
Bret S. Derman
Notary Public State of New York
Qualified in Kings County
Lic # 02DE6196933
Certificate filed in New York County, New York
Commission expires Nov. 17, 2020

EXHIBIT A
[FORM OF BOND OF THE TWENTY-FIFTH SERIES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH TRANSFEREE OF THIS SECURITY, BY ACCEPTANCE OF THIS SECURITY REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE) WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE FIRST MORTGAGE BOND PURCHASE AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS ISSUED.

FIRST MORTGAGE BOND,
3.00% Series due March 15, 2025
PPN 29365@AB2
No. R-__                                        $___________
ENTERGY NEW ORLEANS, LLC, a limited liability company duly organized and existing under the laws of the State of Texas (the “Company”), for value received, hereby promises to pay to ___________ or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of _____________ ($___________) on March 15, 2025, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof, if the date of this bond is prior to September 15, 2020, or, if the date of this bond is on or after September 15, 2020, from the March 15 or September 15 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of three percent (3.00%) per annum in like coin or currency on March 15 or September 15 of each year, commencing September 15, 2020, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of four percent (4.00%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the fifteenth day immediately preceding such interest payment date. Unless otherwise agreed between the Company and the registered owner of this bond, at the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of First Mortgage Bonds, 3.00% Series due March 15, 2025 (herein called Bonds of the Twenty-fifth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Twenty-third Supplemental Indenture dated as of March 1, 2020, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to The Bank of New York Mellon (successor to Bank of Montreal Trust Company), as Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds of the Twenty-fifth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Each holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in (i) Article V, Sections 5.05 and 5.06 of the Sixteenth Supplemental Indenture, dated as of November 1, 2012 between the Original Company and the Trustee, and (ii) Article III, Sections 3.01 through 3.10 of the Twenty-first Supplemental Indenture, dated as of November 30, 2017 between the Company and the Trustee, in each case without any other or further action by the holder of this bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all of the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.
The bonds are issuable as registered bonds without coupons in the denominations of $100,000 and in any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his or her duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption price as is provided in the Twenty-third Supplemental Indenture. This bond is also redeemable at the option of the owner upon the events, in the manner, and at such redemption prices as are specified in the Twenty-third Supplemental Indenture. This bond is also mandatorily redeemable under certain circumstances in the manner and at such redemption price as is provided in the Twenty-third Supplemental Indenture.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, LLC has caused this bond to be signed in its company name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated:
ENTERGY NEW ORLEANS, LLC
By:__________________________
Name:
Title:

Attest:
By:____________________
Name:
Title:
[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.
Dated:
THE BANK OF NEW YORK MELLON,
as Trustee,

By:______________________________
Authorized Signatory

EXHIBIT B
[FORM OF BOND OF THE TWENTY-SIXTH SERIES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH TRANSFEREE OF THIS SECURITY, BY ACCEPTANCE OF THIS SECURITY REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE) WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE FIRST MORTGAGE BOND PURCHASE AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS ISSUED.

FIRST MORTGAGE BOND,
3.75% Series due March 15, 2040
PPN 29365@AC0
No. R-__                                        $___________
ENTERGY NEW ORLEANS, LLC, a limited liability company duly organized and existing under the laws of the State of Texas (the “Company”), for value received, hereby promises to pay to ___________ or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of _____________ ($___________) on March 15, 2040, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof, if the date of this bond is prior to September 15, 2020, or, if the date of this bond is on or after September 15, 2020, from the March 15 or September 15 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of three and seventy-five one-hundredths percent (3.75%) per annum in like coin or currency on March 15 or September 15 of each year, commencing September 15, 2020, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of four and seventy-five one-hundredths percent (4.75%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the fifteenth day immediately preceding such interest payment date. Unless otherwise agreed between the Company and the registered owner of this bond, at the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of First Mortgage Bonds, 3.75% Series due March 15, 2040 (herein called Bonds of the Twenty-sixth

Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Twenty-third Supplemental Indenture dated as of March 1, 2020, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to The Bank of New York Mellon (successor to Bank of Montreal Trust Company), as Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds of the Twenty-sixth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Each holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in (i) Article V, Sections 5.05 and 5.06 of the Sixteenth Supplemental Indenture, dated as of November 1, 2012 between the Original Company and the Trustee, and (ii) Article III, Sections 3.01 through 3.10 of the Twenty-first Supplemental Indenture, dated as of November 30, 2017 between the Company and the Trustee, in each case without any other or further action by the holder of this bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all of the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.
The bonds are issuable as registered bonds without coupons in the denominations of $100,000 and in any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his or her duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the

Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption price as is provided in the Twenty-third Supplemental Indenture. This bond is also redeemable at the option of the owner upon the events, in the manner, and at such redemption prices as are specified in the Twenty-third Supplemental Indenture. This bond is also mandatorily redeemable under certain circumstances in the manner and at such redemption price as is provided in the Twenty-third Supplemental Indenture.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, LLC has caused this bond to be signed in its company name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated:
ENTERGY NEW ORLEANS, LLC

By:__________________________
Name:
Title:

Attest:
By:____________________
Name:
Title:

[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

Dated:
THE BANK OF NEW YORK MELLON,
as Trustee,

By:______________________________
Authorized Signatory